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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  May 19, 2003
                Date of Report (Date of earliest event reported)


                                  INERGY, L.P.
             (Exact name of Registrant as specified in its charter)

          Delaware                     0-32453                  43-1918951
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)



                      Two Brush Creek Boulevard, Suite 200
                              Kansas City, MO 64112
                    (Address of principal executive offices)



                                 (816) 842-8181
              (Registrant's telephone number, including area code)

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Item 5.   Other Events

         On May 19, 2003, the registrant (Inergy, LP.) issued a press release regarding the appointment of Arthur B. Krause to the Board of Directors of its managing general partner. The press release is as follows:



               Arthur B. Krause joins Inergy's Board of Directors


         Kansas City, Missouri (May 19, 2003) - Inergy, L.P. (Nasdaq: NRGY) announced today the appointment of Arthur B. Krause to the Board of Directors of Inergy GP, LLC, managing general partner of Inergy, L.P. In addition to general director responsibilities, Mr. Krause will serve on Inergy's Audit Committee.

         Mr. Krause, 61, is the former Executive Vice President and Chief Financial Officer of Sprint and brings valuable operations, financial and corporate management experience to the Inergy board.

         He joined Sprint in 1971 with United Telephone Company of Ohio and served in various management positions, including President of United Telephone
- Eastern Group. In November 1988 he was elected Executive Vice President and Chief Financial Officer for Sprint Corporation. As CFO, Mr. Krause was responsible for the financial operations, strategic sourcing and real estate for Sprint and all of its corporate subsidiaries. He retired from Sprint in 2002.

         "Inergy will benefit greatly from Art Krause's wide range of experiences and extensive knowledge of financial matters," said John Sherman, President and CEO of Inergy. "He will be a tremendous resource to the company as it continues its strategy for growth."

         Inergy, L.P. - headquartered in Kansas City, Missouri - is among the fastest growing Master Limited Partnerships in the country. The company's operations include the retail marketing, sale and distribution of propane to residential, commercial, industrial and agricultural customers. Today Inergy serves nearly 210,000 retail customers from 109 customer service centers throughout the eastern half of the United States. The company also operates a growing supply logistics, transportation and wholesale marketing business that serves independent dealers and multi-state marketers in 35 states and Canada.

     Corporate news, unit prices and additional information about Inergy are available 24 hours a day, 7 days a week on the company's web site, www.InergyPropane.com.

         For more information, contact Mary Adams in Inergy's Investor Relations department at 816-842-8181 or investorrelations@inergyservices.com.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  INERGY, L.P.

                                  By:  INERGY GP, LLC,
                                       Its Managing General Partner



Date:    May 19, 2003             By:  /s/ Laura L. Ozenberger
                                       -----------------------
                                       Laura L. Ozenberger
                                       Vice President - General
                                       Counsel and Secretary

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